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                                                                     EXHIBIT 3.4

                                     BY-LAWS

                                       OF

                            PF.NET HOLDINGS, LIMITED

                                    ARTICLE I

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof. The corporation may change its registered office, its registered agent, or both, upon filing a statement as specified by law in the office of the Secretary of State of Delaware.

         SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the selection of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

         At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

         SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting.

         SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All matters shall be decided by majority vote, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

         SECTION 4. QUORUM. Except as otherwise required by Law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of

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stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by shareholders representing 20% of the voting securities of the corporation, the Chief Executive Officer or Secretary, or by resolution of the directors.

         SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at the shareholder's address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

         SECTION 7. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. NUMBER AND TERM. Subject to the provisions of the Stockholders Agreement, dated October 29, 1999, among certain of the shareholders of the Corporation and the other parties thereto, to the extent it remains in effect (the "Stockholders Agreement"), the number of directors which shall constitute the whole board of directors shall be determined by the shareholders of the Corporation. The initial number of directors shall be 9. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and shall qualify. Directors need not be stockholders.

         SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief


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Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3. VACANCIES. If the office of any director becomes vacant, the shareholders, subject to the provisions of the Stockholders Agreement, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen.

         SECTION 4. REMOVAL. Subject to the provisions of the Stockholders Agreement and except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

         SECTION 5. INCREASE OR DECREASE OF NUMBER. Subject to the provisions of the Stockholders Agreement, the number of directors may be increased or decreased by the affirmative vote of a majority interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen or removed at such meeting to hold office until the next annual election and until their successors are elected and qualify.

         SECTION 6. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

         SECTION 7. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the entire Board of Directors shall appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seat of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the By-Laws of the corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

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         SECTION 8. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

         Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

         Special meetings of the board may be called by the Chief Executive Officer or by the Secretary on the written request of any two directors on at least two day's notice to each director and shall be held at such place or places as may be determined by the directors, or shall be stated in the call of the meeting.

         Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         SECTION 9. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. Any director may appoint a proxy to act on his or her behalf and to vote in this or her stead at any meeting.

         SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

         SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. OFFICERS. The Board of Directors may designate one or more persons to one or more officer positions of the corporation. Such officers may include, without limitation, a Chief Executive Officer, Executive Vice-President, Treasurer and Secretary. In addition, the Board of Directors may elect a Chairman and a Vice-Chairman of the Board. No officer need be a resident of the State of Delaware. The Board of Directors may assign titles to

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particular officers. Each officer shall hold office until his or her successor shall be duly designated and shall qualify to hold such office, or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers and agents of the corporation may be fixed from time to time by the Board of Directors.

         SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors of the corporation.

         SECTION 3. VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board, if one be elected, shall perform the duties and exercise the powers of the Chairman in the event of the Chairman's absence or disability, and shall have such other powers and discharge such other duties as may be assigned to him or her from time to time by the Board of Directors.

         SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have the general executive powers and duties of supervision and management usually vested in the office of president or chief executive officer of a corporation. He or she shall preside at all meetings of the stockholders if present thereat, and in the absence or nonelection of the Chairman and Vice-Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, the Chief Executive Officer shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

         SECTION 5. EXECUTIVE VICE-PRESIDENT. The Executive Vice-President shall perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer's absence or disability, and shall have such other powers and discharge such other duties as may be assigned to him or her from time to time by the Board of Directors.

         SECTION 6. OTHER VICE-PRESIDENTS. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him or her by the directors.

         SECTION 7. CHIEF FINANCIAL OFFICER. Unless otherwise specified by the Board of Directors, the Chief Financial Officer shall have general executive powers to manage the financial affairs of the corporation including the general supervision of the funds, securities, notes, drafts, acceptances, and other commercial paper and evidences of indebtedness of the corporation and he or she shall determine that funds belonging to the corporation are kept on deposit in such banking institutions as the Board of Directors may from time to time direct. The Chief Financial Officer shall determine that accurate accounting records are kept, and the Chief Financial Officer shall render reports of the same and of the financial condition of the corporation to the Board of Directors at any time upon request. The Chief Financial Officer shall

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perform other duties commonly incident to such office, including, but not limited to, the execution of tax returns and such other powers and duties as these By-Laws or the Board of Directors may from time to time prescribe.

         SECTION 8. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, taking proper vouchers for such disbursements. He or she shall render to the Chief Executive Officer and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he or she shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

         SECTION 9. SECRETARY. The Secretary shall keep the minutes of the meetings of the corporation and of the Board of Directors, and shall exercise general super-vision over the files of the corporation. The Secretary shall give notice of meetings and shall perform other duties commonly incident to such office. He or she shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chief Executive Officer, and attest the same.

         SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

         SECTION 11. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

         SECTION 12. RESIGNATION AND REMOVAL. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the shareholders; PROVIDED however that such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors or the shareholders.

         SECTION 13. DUTIES OF OFFICERS. Each officer shall devote such time, effort, and skill to the corporation's business affairs as he or she deems necessary and proper for the corporation's welfare and success.

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                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

         SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The corporation may indemnify, and advance expenses to, persons who are not or were not a shareholder, including officers, employees, or agents of the corporation, and those persons who are or were serving at the request of the corporation as a manager, director, officer, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of a foreign or domestic general partnership, limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnify and advance expenses to a director under this Article V.

         SECTION 3. ADVANCE PAYMENT. The right to indemnification conferred in this Article V shall include a limited right to be paid or reimbursed by the corporation for any and all reasonable expenses as they are incurred by a person entitled to be indemnified under Sections 1 and 2 who was, or is threatened, to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to such person's ultimate entitlement to indemnification; PROVIDED, HOWEVER, that the payment of such expenses incurred by any such person in advance of final disposition of a proceeding shall be made only upon delivery to the corporation of a written affirmation by such person of his or her good faith belief that he or she has met the requirements necessary for indemnification under this Article V and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article V or otherwise.

         SECTION 4. APPEARANCE AS A WITNESS. Notwithstanding any other provision of this Article V, the corporation may pay or reimburse expenses incurred by any person entitled to be indemnified pursuant to this Article V in connection with such person's

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appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

         SECTION 5. NONEXCLUSIVELY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article V shall not be exclusive of any other right which a person indemnified pursuant to Sections 1 and 2 may have or hereafter acquire under any law (common or statutory), the Delaware General Corporation Law, these By-Laws, or any agreement, vote of shareholders or otherwise.

         SECTION 6. INSURANCE. The corporation may purchase and maintain indemnification insurance, at its expense, to protect itself and any person from any expenses, liabilities, or losses that may be indemnified under this Article V.

         SECTION 7. SAVINGS CLAUSE. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless defend, indemnify, and hold harmless any person entitled to be indemnified pursuant to this Article V as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any proceeding to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

         SECTION 8. SCOPE OF INDEMNITY. For the purposes of this Article V, references to the "corporation" include all constituent entities, whether corporations or otherwise, absorbed in a consolidation or merger as well as the resulting or surviving entity. Thus, any person entitled to be indemnified or receive advances under this Article V shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving entity as such person would have if such merger, consolidation, or other reorganization never occurred.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they be elected, Chief Executive Officer or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by such stockholder in the corporation. Any of or all the signatures may be facsimiles.

         SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.


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         SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

         SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the company.

         SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

         SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

         SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it

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appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

         Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VII

                                   AMENDMENTS

         These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-law or By-Laws to be made, be contained in the notice of such special meeting; provided however, that these By-Laws may not be altered nor new By-Laws made which contravene or avoid the provisions of the Stockholders Agreement for so long as such agreement remains in effect.


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